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                                                                   Exhibit 99.10

         Fairness Opinion of FMV Opinions, Inc Issued September 12, 2002

         Our board of directors retained FMV to advise them in connection with the merger. FMV is a nationally recognized firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes. After interviewing three valuation firms, the board selected FMV to give its opinion in connection with the merger based on FMV's qualifications, expertise, reputation, cost and the upon the recommendations of the our financial and legal advisors. FMV had not previously rendered any other services to us.

         On September 12, 2002, at a meeting of our board of directors at which the board considered the merger and approved the Agreement and the merger, FMV orally delivered its opinion to our board (which was subsequently confirmed in writing) that, as of that date, and based upon and subject to certain stated assumptions, qualifications and limitations, the consideration to be paid by us in the merger is fair, from a financial point of view, to us.

                  The full text of FMV's written opinion dated September 12, 2002, is attached as Annex B to this document and is incorporated herein by reference. You are urged to read the fairness opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by FMV in providing its opinion. The opinion is directed to our board and addresses only the fairness of the merger consideration to be paid by Entrada from a financial point of view. It does not address any other aspect of the merger or the merits of the underlying decision by our board or management to engage in the merger. The opinion of FMV does not constitute a recommendation to any stockholder as to how any stockholder should vote on any matters addressed in this document, or any other matter.

                The following summary of the opinion of FMV is qualified in its entirety by reference to, and should be read together with, the full text of the fairness opinion. The opinion of FMV is based on the economic, monetary, market and other conditions as they were in effect on, and the information made available to FMV as of, the date of the opinion.

         In preparing its opinion, FMV, among other things:

         11. reviewed our 8-K filing of January 15, 2002 announcing its issuance of 10% Senior Convertible Debentures to HOV;

         12. reviewed our 8-K filing of August 16, 2002, which includes the Agreement and Plan of Merger dated August 15, 2002, by and among Entrada, DBW, and HOV, including Exhibit A, Certificate of Designation of Series B Preferred Stock of Entrada Networks, Inc., and Exhibit B, Investor Rights Agreement;

         13. reviewed our 10-K filing for the fiscal year ended January 31, 2002 and respective 10-Q filings for the fiscal quarters ended April 30, 2002 and July 31, 2002;

         14. reviewed Savant's audited financial statements for the fiscal years ended December 31, 1999 through 2001, and internally prepared, unaudited financial statements for the interim periods ended June 30, 2001 and 2002;

         15. reviewed certain financial and operating information with the managements of Entrada, Savant, and HOV, including the operations, business strategy, recent financial performance and expectations regarding the future operating and financial performance of Savant and Entrada, as well as the terms and rationale of the merger and strategic alternatives;

         16.      reviewed the recent trading activity of our common stock;

         17. compared certain aspects of the financial performance of Entrada and Savant with publicly traded and recently acquired companies engaged in similar lines of business;

         18.      considered public equity market rates of return;

         19. visited the facilities of Entrada (in Irvine, California), Savant (in Edison, New Jersey), DBW, and HOV (both in Santa Monica, California); and




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The Board of Directors
Entrada Networks, Inc.
September 12, 2002
Page 2

         20. conducted such other investigations and analyses as FMV deemed necessary to render its opinion.

         FMV's investigations consisted of gathering and reviewing information directly available from the managements of HOV, Entrada, and Savant, and from public sources. In preparing its opinion, FMV assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, and did not assume any responsibility for independently verifying such information. FMV assumed that statements by the managements of Savant and Entrada of their expectations for future financial performance reflected the best currently available estimates and judgment of the managements of the respective companies. FMV's opinion was necessarily based upon market, economic, and other conditions as they existed on the date of its opinion.

         For the purpose of rendering its opinion, FMV assumed, in all respects material to its analyses, that the merger will be consummated as described in the Agreement, that all the representations and warranties of each party contained in the Agreement are true and correct, that each party to the Agreement will perform all of the obligations and agreements required to be performed by it there under without any consents or waivers of the other parties thereto, and that all conditions to the consummation of the merger will be satisfied without waiver thereof.

         FMV noted in its opinion that it is not a legal, tax or accounting expert and that it relied upon, without assuming any responsibility for independent verification or liability therefore, the assessment of our legal, tax and accounting advisors with respect to the legal, tax and accounting matters related to the merger. FMV assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the merger will be obtained without any adverse effect on Entrada, DBW, or Savant, in any respect material to its analyses.

         Our board of directors did not place any limitation on the investigations or analyses conducted by FMV. The following is a summary explanation of the various sources of information and valuation methodologies employed by FMV in conjunction with rendering its opinion.

         In rendering its opinion, FMV considered, among other things, (1) the valuation of Entrada; (2) the valuation of the consideration to be paid by us;
(3) the valuation of Savant, and (4) the relative contribution of Entrada and Savant to the post-merger company.

         Entrada Valuation Analysis.

         As part of its analysis, FMV considered the trading history of our common stock and the valuation multiples at which our common stock has traded in comparison with the valuation multiples of other publicly traded companies and acquired companies engaged in similar lines of business, or in lines of business which FMV believed to be exposed to similar overall economic and business trends. However, FMV found no meaningful comparison between us and these companies because of differences in size and the nature of their businesses. Accordingly, FMV used a modified discounted cash flow analysis to analyze our market value. In performing this analysis, FMV looked at current earnings (most recent six months ended June 30, 2002, annualized) and did not adjust the tax rate on the understanding that we will continue to be able to shelter all of the income on its current business with its net loss carry forwards. Based on these assumptions and discount rates of 16 to 24 percent, FMV estimated that our market capitalization was equivalent to the present value of approximately 3 to 4 years of our current net income.

         Merger Consideration Valuation Analysis.

         As part of its analysis, FMV considered the value of the consideration to be paid in connection with the merger, taking into account, among other things, the contingent nature of some of the payments, the expected life of the convertible preferred portion of the payment, the time value of money, the restricted nature of the securities, and the appropriate associated discounts for lack of marketability which reduce the fair market value of the restricted securities, and the impact of control and marketability on the valuation of the consideration.

         In determining the value of the consideration, FMV used a discount rate of 7.2 percent, based on higher quality corporate bond rates, for the non-contingent, fixed value, short-term payments to be made as part of the merger consideration and used a range of discount rates from 16 to 24 percent for the contingent, long-term payments. Based on this analysis, FMV determined the

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The Board of Directors
Entrada Networks, Inc.
September 12, 2002
Page 3

range of value for the merger consideration to be $5.7 million to $7.6 million. The lower end of this range reflected the assumption that none of the contingent payments will be paid, and the higher end reflected the assumption that all of the contingent payments will be paid.

         Savant Valuation Analysis.

         In developing indications of the value of Savant, FMV employed analyses based on: (1) guideline public companies, (2) guideline acquired companies, and
(3) discounted cash flow.

         Savant Guideline Publicly Traded Companies Analysis.

         As part of its analyses, FMV compared certain financial information of the Savant with that of a group of 17 publicly traded corporations involved in information technology (IT) staffing augmentation, in a broader range of IT services, or in the general staffing business. FMV also reviewed and analyzed certain public market trading multiples for these 17 publicly traded corporations. These corporations were:

         1.       Computer Task Group, Inc.
         2.       Hall, Kinion & Associates, Inc.
         3.       TSR, Inc.
         4.       Computer Horizons Corp.
         5.       Cotelligent, Inc.
         6.       MPS Group, Inc.
         7.       SCB Computer Technology, Inc.
         8.       CDI Corp.
         9.       ComforceCorp.
         10.      Edgewater Technology Inc.
         11.      First Consulting Group, Inc.
         12.      Kforce, Inc.
         13.      Manpower, Inc.
         14.      Personnel Group of America, Inc.
         15.      RCM Technologies, Inc.
         16.      Robert Half International, Inc.
         17.      Spherion Corporation

         FMV examined earnings multiples for the publicly traded corporations and for Savant for the most recent twelve months and for the most recent fiscal year, as well as three-year and five-year averages, with primary emphasis on the figures for the most recent twelve months. The calculations incorporated adjustments to the financial statements necessary to make Savant's data more directly comparable to the publicly traded corporations, and included the assumption of a 40 percent tax rate. The ratios examined included market value of invested capital ("MVIC," the market value of all equity and debt) to revenues; earnings before interest, taxes, depreciation, and amortization ("EBITDA"); and earnings before interest and taxes ("EBIT"); as well as of market value of equity ("MVE") to net income ("NI") and cash flow ("CF," net income plus depreciation and amortization). In its analysis, FMV excluded earnings multiples that were greater than 100 or less than 0 as not meaningful.

         In the analysis of the guideline publicly traded corporations, FMV did not incorporate a control premium. FMV noted, however, that the incorporation of a control premium would have a favorable impact on the determination of the fairness of the merger to Entrada. A summary of the public market trading earnings multiples, using the most recent twelve-month figures available to FMV, and the reference ranges of the multiples, was as follows:

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The Board of Directors
Entrada Networks, Inc.
September 12, 2002
Page 4

                           Overall Range       Inter-quartile                    Reference Range
                            of Multiples           Range            Median        of Multiples
                            ------------           -----            ------        ------------
MVIC/Revenues                0.20 - 2.39        0.31 - 0.47          0.37          0.3 - 0.6
MVIC/EBITDA                  2.2 - 29.6         5.0 - 13.3           10.6          10 - 16
MVIC/EBIT                    4.7 - 44.3         8.9 - 33.5           17.2          13 - 22
MVE/CF                       5.9 - 91.1         9.5 - 29.7           15.6          11 - 22
MVE/NI                       8.3 - 72.1         11.4 - 61.2          28.3          13 - 28

         FMV used the reference ranges of multiples to calculate implied value ranges for Savant by applying the multiples to Savant's earnings for the most recent twelve months ended June 30, 2002. Net income and cash flow were calculated using a 40 percent income tax rate. Based on this analysis, the implied value ranges utilizing the earnings for the most recent twelve months ended June 30, 2002 were as follows:

                                          Implied Value
                                        Range ($millions)
                                        -----------------
         MVIC/Revenues                         4.4 - 10.2
         MVIC/EBITDA                            4.7 - 8.3
         MVIC/EBIT                             5.9 - 10.9
         MVE/NI                                 4.0 - 8.7
         MVE/CF                                 4.0 - 7.9

         FMV noted that all of these indications of value were based on a level of profitability that was at a lower margin than that required achieve the contingent portion of the merger consideration. Accordingly, FMV also considered that using a normalized net income of $812,000 (based on a seven percent pretax margin and a 40 percent tax rate) resulted in an implied value range of $10.6 million to $22.7 million.

         None of the guideline publicly traded corporations examined by FMV in its analysis is identical to Savant. Therefore, an analysis of the results considered by FMV Opinions necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of Savant and the guideline publicly traded corporations. In evaluating the guideline publicly traded corporations' ratios, FMV made judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using the data on the guideline publicly traded corporations.

         Savant Guideline Acquired Company Transactions Analysis.

         As part of its analyses, FMV considered data on transactions involving the acquisition of companies in lines of business similar to Savant's. For each transaction for which data was available, FMV examined financial ratios and multiples for the acquired companies based on financial results for the most recently reported four quarters prior to the acquisition. The multiples examined included: (1) Market value of invested capital /Revenues, (2) Market value of invested capital /Earnings before interest, taxes, depreciation, amortization (which we will refer to as "EBITDA"), and (3) Market value of invested capital/Earnings before interest and taxes (which we will refer to as "EBIT"). The transactions that FMV Opinions reviewed included the acquisitions of:

         1.       Technisource, Inc. by Intellimark, Inc.; and

         2. Healthcare Resource Management Corporation by AMN Healthcare Services, Inc.

         The calculations for the transactions yielded market value of invested capital /revenues multiples of 0.35 for Technisource and 0.76 for Healthcare Resource Management, market value of invested capital /EBITDA multiples of 14.8 for Technisource and 7.0 for Healthcare Resource Management, and market value of invested capital/EBIT multiples of 31.2 for Technisource and 7.2 for Healthcare Resource Management.

                                                                               4




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The Board of Directors
Entrada Networks, Inc.
September 12, 2002
Page 5

         FMV used the ranges of these multiples to calculate implied value ranges for Savant by applying the multiples to Savant's earnings for the twelve months ended June 30, 2002. Based on this analysis, the implied value ranges utilizing the earnings for the most recent twelve months ended June 30, 2002 were as follows:

                                  Implied Value
                                  Range ($millions)
                                  -----------------
         MVIC/Revenues            5.4 - 13.3
         MVIC/EBITDA              2.8 - 7.6
         MVIC/EBIT                2.6 - 16.1

         FMV also considered that the above transactions incorporated control premiums. The Technisource transaction involved a 56 percent control premium while the Healthcare Resource Management transaction involved an implicit control premium that could not be measured because Healthcare Resource Management was privately held prior to the transaction.

         None of the guideline acquired companies examined by FMV in its analysis is identical to Savant. Therefore, an analysis of the results considered by FMV necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of Savant and the guideline acquired companies. In evaluating the guideline acquired companies' ratios, FMV made judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using the data on guideline acquired companies.

         Savant Discounted Cash Flow Analysis.

         As part of its analyses, FMV calculated, using a discounted cash flow methodology, a range of values for the Company based on multiple scenarios of revenue growth and profit margins through the end of the December 31, 2006, based on discussions with our management and those of HOV, and Savant. Free cash flow to equity was calculated using net income (based on income taxes at 40 percent) plus depreciation and amortization expense, minus capital expenditures, minus net increases in working capital accounts, minus debt pay down. The terminal value was estimated using a capitalization rate of 13 to 19 percent (based on the discount rate of 16 to 24 percent minus a perpetuity growth rate of 3 to 5 percent) times projected terminal free cash flow. FMV noted that this methodology for determining the terminal value is more conservative than applying a multiple to terminal cash flow, due to the greater difficulty of forecasting future multiples. The free cash flows and the terminal value were discounted at rates between 16 and 24 percent. Based upon this analysis, FMV determined the range of value under the Discounted Cash Flow Analysis for Savant to be $3.0 million to $17.4 million.

         Contribution Analysis.

         As part of its analyses, FMV looked at the relative revenue and pretax earnings contribution to the combined post-merger company by Savant and Entrada, respectively. FMV's analysis was based on multiple scenarios of revenue growth and pretax profit margins for Savant, that in turn were based on discussions with our management and those of HOV and Savant. FMV also analyzed multiple scenarios for the number of shares to be issued in connection with the merger, the number of contingent shares to be earned, and the number of outstanding options and warrants to be exercised to determine a range of ownership of the post-merger company. Based upon this analysis, FMV estimated that, subsequent to the merger, HOV would hold between 63 and 76 percent of the post-merger company. FMV also estimated that in the fiscal year ending December 31, 2004, Savant would contribute between 68 and 73 percent of revenues and between 53 and 78 percent of pretax earnings of the post-merger company, with an expectation of Savant's contribution percentage continuing to grow thereafter.

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